EXHIBIT 10.1

AMEnDED AND RESTATED Loan Agreement

THIS AMENDED AND RESTATED LOAN AGREEMENT (the “Agreement”), is entered into as of July 23, 2026, among MED-ENG HOLDINGS ULC, an unlimited liability company organized under the laws of British Columbia (“Med-Eng”) with an address at 2400 St. Laurent Boulevard, Ottawa, Ontario, K1G 6C4, Canada, PACIFIC SAFETY PRODUCTS INC., a corporation organized under the laws of Canada (“Pacific Safety”) with an address at 124 4th Avenue, Arnprior, Ontario, K7S 0A9, Canada, ICOR TECHNOLOGY INC, a corporation organized under the laws of Ontario (“ICOR”) with an address at 935 Ages Drive, Ottawa, Ontario, K1G 6L3, Canada, and TYR TACTICAL CANADA ULC, an unlimited company organized under the laws of Nova Scotia (“TYR”); and along with Med-Eng, Pacific Safety and ICOR, each a “Borrower” and collectively, the “Borrowers”), with an address at 8-10 Hearst Way, Units 10B, 10C, 10E, Kanata, Ontario K2L 2P4 , Canada, and PNC BANK CANADA BRANCH (the “Bank”), with an address at 130 King Street West, Suite 2140, Toronto, Ontario, M5X 1E4, Canada. This Agreement amends, restates and replaces (but does not constitute a novation of or affect the status of any liens or security interests granted pursuant to) that certain existing Loan Agreement dated October 14, 2021, between Med-Eng and Pacific Safety, as co-borrowers, and the Bank (as amended, supplemented or otherwise modified, the “Existing Loan Agreement”), and the Borrower's execution of this Agreement constitutes a ratification and confirmation of all liens and security interests granted under or pursuant to the Existing Loan Agreement.

The Borrowers and Bank with the intent to be legally bound, hereby agree as follows:

1.     Loan. The Bank has made or may make one or more loans (“Loan”) to the Borrowers, on a joint and several basis, subject to the terms and conditions and in reliance upon the representations and warranties of the Borrowers set forth in this Agreement. Each Loan shall be used for business purposes (and not for personal, family or household use) and is or will be evidenced by that certain Amended and Restated Revolving Line of Credit Note dated as of the date hereof made by the Borrowers in favor of the Bank and all renewals, extensions, amendments and restatements thereof (whether one or more, collectively, the “Note”) acceptable to the Bank and the Borrowers, which shall set forth the interest rate, repayment and other provisions of the respective Loan, the terms of which (including the defined terms therein) are incorporated into this Agreement by reference. The Loans governed by this Agreement shall include the Loans specifically described below, if any, and any additional lines of credit or term loans that the Bank has made or may, in its sole discretion, make to the Borrowers in the future.

1.1.      Line of Credit. One of the Loans governed by this Agreement is a committed revolving line of credit under which the Borrowers may request and the Bank, subject to the terms and conditions of this Agreement, will make advances to the Borrowers, on a joint and several basis, from time to time until the Expiration Date, in an aggregate amount outstanding at any time not to exceed C$20,000,000 (the “Line of Credit”). The “Expiration Date” shall have the meaning set forth in the Note. Each Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Line of Credit beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under the Line of Credit exceed the face amount of the Line of Credit. Advances under the Line of Credit (a) will be used for working capital or other general business purposes of the Borrowers and (b) at the Borrowers’ option, will be denominated in either U.S. Dollars or Canadian Dollars.

1.2.      The Borrowers may request that the Bank, in lieu of cash advances, issue letters of credit (each individually a “Letter of Credit” and collectively, the “Letters of Credit”) under the Line of Credit (including all banker’s acceptances issued up to 180 days under the terms of any trade Letter of Credit) with an aggregate stated amount outstanding at any time not to exceed C$6,000,000; provided, however, that (a) after giving effect to the stated amount of such Letter of Credit, the sum of the aggregate outstanding advances under the Line of Credit and the aggregate stated amount of all Letters of Credit issued and outstanding shall not exceed the amount of the Line of Credit and (b) at the Borrowers’ option, Letters of Credit will be denominated either U.S. Dollars or Canadian Dollars. The availability of advances under the Line of Credit shall be reduced by the stated amount of each Letter of Credit issued and outstanding (whether or not drawn). For purposes of this Agreement, the “stated amount” of any Letter of Credit shall include any automatic increases in the amount available to be drawn under the terms of such Letter of Credit, whether or not any such increase has become effective, and any deemed increase in the amount available to be drawn under the terms of a trade Letter of Credit as a result of any tolerance set forth in such trade Letter of Credit.

Unless otherwise consented to by the Bank in writing, each Letter of Credit shall have an expiry date which is not later than twelve (12) months following the Expiration Date (the “Final LC Expiration Date”). Each payment by the Bank under a Letter of Credit shall constitute an advance of principal under such Line of Credit and shall be evidenced by the Note; provided, however, that to the extent that such advances are not available or are legally prohibited at such time, the Borrower shall reimburse the Bank in accordance with the Reimbursement Agreement (as defined below) and applicable law.. The Letters of Credit shall be governed by the terms of this Agreement and by a reimbursement agreement, in form and content satisfactory to the Bank, executed by the Borrowers in favor of the Bank (the “Reimbursement Agreement”). Each request for the issuance of a Letter of Credit must be accompanied by the Borrowers’ execution of an application on the Bank’s standard forms (each, an “Application”), together with all supporting documentation. Each Letter of Credit will be issued in the Bank’s sole discretion and in a form acceptable to the Bank. This Agreement and the other Loan Documents do not obligate the Bank or any other person to issue, amend, extend, refrain from terminating, or take or omit any other action as to any Letter of Credit, unless otherwise expressly agreed in writing by the Bank.

The Borrowers shall pay the Bank’s standard issuance fee on the stated amount of each Letter of Credit upon issuance, together with such other customary fees and expenses therefor as shall be required by the Bank. In addition, the Borrowers shall pay to the Bank a fee (the “Letter of Credit Commission”), calculated daily (on the basis of a year of 360 days), on the amount available to be drawn at such time under all Letters of Credit issued and outstanding under the Line of Credit (including any amounts drawn thereunder and not reimbursed, regardless of the existence or satisfaction of any conditions or limitations on drawing) each day at a rate equal to the Applicable Margin for SOFR Rate Loans. The Letter of Credit Commission shall be payable quarterly in arrears on the first day of each fiscal quarter and on the Final LC Expiration Date. In no event shall the Letter of Credit Commission for any Letter of Credit be less than the minimum commission in effect from time to time.

On the Expiration Date, in addition to any other amounts payable to the Bank, the Borrower shall deliver to the Bank in immediately available funds an amount equal to 105% of the aggregate outstanding amount of any and all Letters of Credit. The Borrower hereby pledges and grants to the Bank a security interest in all such funds as security for the Obligations, acknowledges that the Bank shall at all times have control of such funds and shall be authorized to dispose or give disposition instructions or entitlement orders (as defined in the Uniform Commercial Code) with respect to such funds, without further consent of the Borrower or any other person, and shall promptly to do all further things that the Bank may deem necessary in order to grant and perfect the Bank’s security interest therein.

2.       Security. Upon the occurrence of an Event of Default (as defined in the Guarantor Credit Agreement), the security for repayment of the Loan shall include but not be limited to the collateral, guaranties and other documents hereafter executed and delivered to the Bank (the “Security Documents”), which shall secure repayment of the Loan and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to the Bank described therein (hereinafter referred to collectively as the “Obligations”).

This Agreement, the Note, the Security Documents, that certain Amended and Restated Guaranty Agreement dated as of the date hereof by and among Safariland, LLC, a Delaware limited liability company (the “Guarantor”) and the Bank (the “Parent Guaranty”) and all other agreements and documents executed and/or delivered pursuant or subject hereto, as each may be amended, modified, extended or renewed from time to time, are collectively referred to as the “Loan Documents”. Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents.

3.     Representations and Warranties. Each Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the “Addendum”):

3.1.       Existence, Power and Authority. Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing, except where the failure to be so qualified or licensed could not reasonably be expected to result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operation.

3.2.       No Material Adverse Change. Since December 31, 2025, the Borrowers, taken as a whole, have not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could reasonably be expected to result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operation of the Borrowers, taken as a whole.

3.3.       Binding Obligations. Each Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors if such Borrower is a corporation, its members and/or managers, as applicable, if such Borrower is a limited liability company, all its general partners if such Borrower is a partnership or otherwise as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by such Borrower, will constitute the legal, valid and binding obligations of such Borrower enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights and remedies of creditors generally, general equitable principles and the availability of equitable remedies, in each case whether considered in a proceeding in equity or at law.

3.4.       No Defaults or Violations. There does not exist any Default or Event of Default, as hereinafter defined, under this Agreement, and the consummation of this Agreement and the transactions set forth herein will not result in any Default or Event of Default. There does not exist any default or violation by any Borrower of or under any of the terms, conditions or obligations of: (i) its articles or certificate of incorporation, regulations and bylaws if such Borrower is a corporation, its articles or certificate of organization and operating agreement if such Borrower is a limited liability company, or its other organizational documents as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency, which, in the case of clauses (ii) and (iii) of this Section 3.4, could reasonably be expected to result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operation.

3.5.       Title to Assets. Each Borrower has good and marketable title to the assets reflected on the its most recent financial statements, free and clear of all liens and encumbrances, except for (i) liens in favor of the Bank, if any; (ii) current taxes and assessments not yet due and payable; (iii) assets disposed of by such Borrower in the ordinary course of business since the date of the most recent financial statements; and (iv) those liens or encumbrances, if any, specified on the Addendum.

3.6.       Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of any Borrower, threatened against any Borrower, which could reasonably be expected to result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations and there is no basis known to any Borrower for any action, suit, proceeding or investigation which could reasonably be expected to result in such a material adverse change. All pending and threatened litigation against any Borrower is listed on the Addendum attached hereto.

3.7.       Tax Returns. The Borrowers have filed all returns and reports that are required to be filed by it in connection with any federal, provincial or material local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including income, unemployment, social security and similar taxes, and all of such taxes have been either paid or adequate reserves or other provision has been made therefor.

3.8.       Employee Benefit Plans. Each employee benefit plan as to which any Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 (as amended from time to time, “ERISA”), or such similar Canadian federal or provincial pension or welfare legislation to which any Borrower is subject to compliance, as applicable, including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan; (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA; (iii) no Borrower has withdrawn from any such plan or initiated steps to do so; and (iv) no steps have been taken to terminate any such plan, nor, to the knowledge of any Borrower, have such similar events or actions occurred under similar Canadian federal or provincial pension or welfare legislation to which any Borrower is subject to compliance.

3.9.       Environmental Matters. The Borrowers are in compliance, in all material respects, with all Environmental Laws (as hereinafter defined), including, without limitation, all Environmental Laws in jurisdictions in which the Borrowers own or operate, or have owned or operated, a facility or site, stores collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of any Borrower’s knowledge, threatened against any Borrower, any real property in which any Borrower holds or has held an interest or any past or present operation of any Borrower. No release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of any Borrower’s knowledge has occurred or is threatened, on, under or to any real property in which any Borrower holds or has held any interest or performs or has performed any of its operations, in violation of any Environmental Law, which could reasonably be expected to result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations. As used in this Section, “litigation or proceeding” means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and “Environmental Laws” means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning protection of human health from exposure to hazardous substances, safety and protection of, or regulation of the discharge of hazardous substances into, the environment.

3.10.    Intellectual Property. Each Borrower owns, is licensed or has the right to use, all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of such Borrower.

3.11.    Regulatory Matters. No part of the proceeds of any Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

3.12.    Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrowers’ assets will exceed their liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); (ii) the Borrowers will have sufficient cash flow to enable it to pay its debts as they become due; and (iii) the Borrowers will not have unreasonably small capital for the business in which they are engaged.

3.13.    Disclosure. None of the Loan Documents contains any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents, taken as a whole, not misleading. There is no fact known to any Borrower which materially adversely affects or could reasonably be expected to materially adversely affect the business, assets, operations, condition (financial or otherwise) or results of operation of any Borrower and which has not otherwise been reasonably set forth in this Agreement or in the Loan Documents, taken as a whole.

3.14.    Beneficial Owners. If any Borrower is or was required to execute and deliver to the Bank a Certification of Beneficial Owner(s) (individually and collectively, as updated from time to time, the “Certification of Beneficial Owners”), the information in the Certification of Beneficial Owners, as updated from time to time in accordance with this Agreement, is true, complete and correct as of the date thereof and as of the date any such update is delivered to the Bank. Each Borrower acknowledges and agrees that the Certification of Beneficial Owners is a Loan Document.

3.15.    Sanctions and International Trade Laws. No Covered Entity nor any of their respective directors or officers, nor, to the knowledge of any Authorized Officer, any employee, agent, or affiliate acting on behalf of such Covered Entity: (a) is a Sanctioned Person; (b) directly or, to the knowledge of any Authorized Officer, indirectly, does any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or a Sanctioned Person, including any use of the proceeds of the Loans and Letters of Credit to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction, in any case, except to the extent effected in compliance with Sanctions, including the terms of any applicable license that is in full force and effect; or (c) is in violation of any International Trade Laws in any respect (or, with respect to International Trade Laws relating to trade embargoes and anti-boycott measures, in any material respect). Each Covered Entity has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with International Trade Laws (or, with respect to International Trade Laws relating to trade embargoes and anti-boycott measures, material compliance). To the knowledge of the Borrowers, no Blocked Property is pledged as Collateral.

“Authorized Officer” means any senior officer of the Borrower or Guarantor primarily responsible for compliance with Anti-Corruption Laws (as defined in the Guarantor Credit Agreement), Anti-Money Laundering Laws (as defined in the Guarantor Credit Agreement) or International Trade Laws.

“Blocked Property” means any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; or (d) located in a Sanctioned Jurisdiction.

“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; and (e) the United Nations Security Council.

“Covered Entity” means (a) Cadre Holdings, Inc., a Delaware corporation, the Guarantor and each of the Guarantor’s subsidiaries, (b) each Person with property that is, at the applicable time, pledged collateral under the Guarantor Credit Agreement and any related document, and (c) each Person that, directly or indirectly, controls a Person described in clause (a) or clause (b) above.

“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes and anti-boycott measures imposed, administered or enforced from time to time by the U.S. government (including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce); the European Union; or His Majesty’s Treasury of the United Kingdom.

“Law” or “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Official Body charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Official Body, in each case whether or not having the force of law.

“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Reportable Compliance Event” means that: (a) any Covered Entity (i) becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with an Official Body in connection with any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or (ii) has knowledge (A) of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law or (B) that any Covered Entity is subject to any investigation or inquiry with respect to any potential violation of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (b) any Covered Entity engages in a transaction that has caused or would cause any Person hereunder (including the Bank and any underwriter, advisor, investor, or otherwise) to be in violation of any International Trade Law or Anti-Corruption Law; (c) a Covered Entity’s use of any proceeds of the Loans and Letters of Credit hereunder to directly or indirectly fund any activities or business of, with, or for the benefit of any Person that is a Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (d) any Covered Entity obtains a license required for such Person to transact with a Sanctioned Person or in a Sanctioned Jurisdiction (with a copy thereof to be delivered upon the request of the Bank); (e) any pledged Collateral qualifies as Blocked Property; or (f) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the International Trade Law- or Anti-Corruption Law-specific representations and covenants herein.

“Sanctioned Jurisdiction” means, at any time, a country, area, territory, or jurisdiction that is the subject or target of comprehensive Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, Syria and the Zaporizhzhia and Kherson Regions of Ukraine).

“Sanctioned Person” means any Person that is (a) organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any Sanctions-related list maintained by any Compliance Authority that prohibit or restrict transactions or dealings, or the provision of services to or with designated Persons, countries or territories; or (c) subject to Sanctions as a result of a relationship of ownership or control with any of the foregoing where relevant under applicable Sanctions.

“Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce); the United Nations Security Council; the European Union; or His Majesty’s Treasury of the United Kingdom.

4.     Affirmative Covenants.  Each Borrower agrees that from the date of execution of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrowers have been terminated, each Borrower will:

4.1.       Books and Records. Maintain books and records in accordance with GAAP and give representatives of the Bank access thereto at all reasonable times during normal business hours, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and each Borrower will make available to the Bank for examination copies of any reports, statements and returns which such Borrower may make to or file with any federal, state or local governmental department, bureau or agency.

4.2.       Financial Reporting. Deliver or cause to be delivered to the Bank (a) any information about the Borrowers’ financial condition, properties and operations as and when reasonably requested by the Bank, from time to time and (b) copies of any financial statements required to be delivered to the Administrative Agent (as define below) pursuant to that certain Amended and Restated Credit Agreement, dated as of December 20, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantor Credit Agreement”), by and among the Guarantor, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and PNC Bank, National Association, as administrative agent (the “Administrative Agent”).

4.3.       Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon any Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which such Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto as required by GAAP.

4.4.       Maintenance of Existence, Operation and Assets. Do all things necessary to (i) maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business as currently conducted; (ii) continue in operation in substantially the same manner as at present; (iii) keep its properties in good operating condition and repair; and (iv) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

4.5.       Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts, as is customary for established companies engaged in the same or similar business and similarly situated. In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

4.6.       Compliance with Laws. Comply with all laws applicable to the Borrowers and to the operation of its business (including without limitation any statute, ordinance, rule or regulation relating to employment practices, pension benefits or environmental, occupational and health standards and controls).

4.7.       Reserved.

4.8.       Additional Reports. Provide prompt written notice to the Bank of the occurrence of any of the following (and, if applicable, together with a description of the action which the Borrowers propose to take with respect thereto): (i) any Event of Default or any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default (a “Default”); (ii) any material litigation filed by or against any Borrower; (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA), or (iv) any event which could reasonably be expected to result in a material adverse change in the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrowers.

4.9.       Certification of Beneficial Owners and Other Additional Information. Provide: (i) such information and documentation as may reasonably be requested by the Bank from time to time for purposes of compliance by the Bank with applicable laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Bank to comply therewith; and (ii) if any Borrower is or was required to deliver a Certification of Beneficial Owners to the Bank, (a) confirmation of the accuracy of the information set forth in the most recent Certification of Beneficial Owners provided to the Bank, as and when requested by the Bank; and (b) a new Certification of Beneficial Owners in form and substance acceptable to the Bank when the individual(s) identified as a controlling party and/or a direct or indirect individual owner on the most recent Certification of Beneficial Owners provided to the Bank have changed.

4.10.    Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws.

(i)    Within 30 days of the end of each fiscal year, commencing with the fiscal year ending December 31, 2026, a list of all licenses of Cadre Holdings, Inc. and its subsidiaries as of the last day of such Fiscal Year required (i) to transact with a Sanctioned Person or in a Sanctioned Jurisdiction, or (ii) under applicable export laws (with copies thereof to be delivered upon the request of the Bank).

(ii)   (a) Immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event; (b) conduct its business in compliance in all material respects with Anti-Corruption Laws and Anti-Money Laundering Laws; (c) conduct its business in compliance in all material respects with International Trade Laws; and (d) maintain in effect policies and procedures reasonably designed to promote and achieve compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity, and its respective directors, officers and employees, and, to the extent commercially reasonable, agents under the control and acting on behalf of such Covered Entity.

5.     Negative Covenants. Each Borrower covenants and agrees that from the date of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrowers have been terminated, except as set forth in the Addendum, each Borrower will not, without the Bank’s prior written consent:

5.1.       Indebtedness. Create, incur, assume or suffer to exist any indebtedness for borrowed money other than:

(i)       the Loan and any subsequent indebtedness to the Bank;

(ii)      open account trade debt incurred in the ordinary course of business;

(iii)     indebtedness in respect of purchase money financings of personal property not to exceed, in the aggregate, C$2,000,000; and

(iv)    intercompany indebtedness among the Borrowers, the Guarantor and any parent or subsidiary of the Guarantor (collectively, the “Safariland Group”).

5.2.       Liens and Encumbrances. Except as provided in Section 3.5, create, assume, incur or permit to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property subject to any conditional sales or other title retention agreement, except liens on the assets purchased with purchase money indebtedness permitted pursuant to Section 5.1 above and Permitted Liens.

5.3.       Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm, corporation or other entity, except in connection with the endorsement and deposit of checks for collection in the ordinary course of business.

5.4.       Loans or Advances. Purchase or hold beneficially any stock, other securities or evidence of indebtedness of, or make or have outstanding, any loans or advances to, or otherwise extend credit to, or make any investment or acquire any interest whatsoever in, any other person, firm, corporation or other entity, except intercompany investments, loans or advances among the Safariland Group or investments that are acceptable to the Bank in its sole discretion.

5.5.       Merger or Transfer of Assets. Liquidate or dissolve, or merge or consolidate with or into any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of all or a substantial part of its property, assets, operations or business, whether now owned or hereafter acquired.

5.6.       Change in Business, Management or Ownership. Make or permit, nor shall any Guarantor or grantor under the Security Documents make or permit, any change in (i) its form of organization, including a division into two or more entities; (ii) the nature of its business as carried on as of the date hereof or any line of business reasonably related thereto; (iii) the equity ownership of the Guarantor (other than any such change pursuant to which Holdings (as defined in the Guarantor Credit Agreement) remains the direct or indirect parent of the Guarantor); or (iv) the equity ownership of the Borrowers (other than any such change pursuant to which the Guarantor remains the direct or indirect parent of each Borrower).

5.7.       Acquisitions. Except as permitted by the Guarantor Credit Agreement, make acquisitions of all or substantially all of the property or assets of any person, firm, corporation or other entity.

5.7.       Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws.

(i)          Become a Sanctioned Person or permit any of its respective directors or officers to become a Sanctioned Person or, (ii) to the knowledge of any Authorized Officer, permit any continuing employee, agent or affiliate acting on its or their behalf in connection with this Agreement to remain a Sanctioned Person for more than twenty (20) Business Days after an Authorized Officer first becomes aware that any such Person has become a Sanctioned Person; or

(ii)         do, or permit any of its or their respective directors, officers, employees, agents, or affiliates acting on its or their behalf in connection with this Agreement to: (i) directly or, to the knowledge of any Authorized Officer, indirectly, provide, use, or make available the proceeds of any Loan or Letter of Credit hereunder (A) in any manner that would (under the facts and circumstances known at the applicable time by any Authorized Officer) reasonably be expected to result in a violation by any Person of Anti-Corruption Law, Anti-Money Laundering, or International Trade Laws (including the Bank and any underwriter, advisor, investor, or otherwise) or (B) in violation in any material respect of any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (ii) to the knowledge of any Authorized Officer, repay the Loan with Blocked Property or funds derived from any unlawful activity; or (iii) knowingly permit any Collateral to become Blocked Property.

6.     Events of Default.  The occurrence of any of the following will be deemed to be an “Event of Default”:

6.1.       Covenant Default. Any Borrower shall default in the performance of any of the covenants or agreements contained in this Agreement.

6.2.       Breach of Warranty. Any Financial Statement, representation, warranty or certificate made or furnished by any Borrower to the Bank in connection with this Agreement shall be false, incorrect or incomplete when made.

6.3.       Other Default. The occurrence of (i) an Event of Default as defined in the Note or any of the Loan Documents, (ii) a default or event of default under or as defined in any other agreement, instrument or document between any Borrower and PNC Bank, National Association or any of its subsidiaries or affiliates or (iii) an Event of Default under or as defined in the Guarantor Credit Agreement or any Loan Document (as defined in the Guarantor Credit Agreement).

Upon the occurrence of an Event of Default, the Bank will have all rights and remedies specified in the Note and the Loan Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

7.     Conditions. The Bank’s obligation to make any advance under any Loan, or to issue any letter of credit, is subject to the conditions that as of the date of the advance:

7.1.       No Event of Default. No Event of Default or Default shall have occurred and be continuing.

7.2.       Authorization Documents. The Bank shall have received certified copies of resolutions of the board of directors, the general partners or the members or managers of any partnership, corporation or limited liability company that executes this Agreement, the Note or any of the other Loan Documents; or other proof of authorization satisfactory to the Bank.

7.3.       Receipt of Loan Documents. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement, which may include an opinion of counsel in form and substance satisfactory to the Bank for any party executing any of the Loan Documents.

7.4.       Fees. The Bank shall have received all fees owing in respect of the Loan.

8.     Fees; Expenses. Each Borrower, jointly and severally, agrees to reimburse the Bank, upon the execution of this Agreement, and otherwise on demand, all fees due and payable to the Bank hereunder and under the other Loan Documents and all costs and expenses incurred by the Bank in connection with the preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications or amendments thereto or renewals thereof, and the collection of all of the Obligations, including but not limited to enforcement actions, relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including (i) reasonable fees and expenses of counsel; (ii) all costs related to conducting UCC, PPSA, title and other public record searches; (iii) fees for filing and recording documents in the public records to perfect the Bank’s liens and security interests; (iv) expenses for auditors, appraisers and environmental consultants; and (v) taxes. Each Borrower hereby authorizes and directs the Bank to charge such Borrower’s deposit account(s) with the Bank for any and all of the foregoing fees, costs and expenses.

9.     Increased Costs.

(a)   If any Change in Law (as defined in the Guarantor Credit Agreement) shall:

(i)          impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (except any such reserve requirement reflected in the Term SOFR Rate or Daily Simple SOFR, as applicable); or

(ii)        impose on the Bank or the London or Toronto interbank market any other condition affecting this Agreement or SOFR Rate Loans or CORRA Rate Loans made by the Bank or any Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to the Bank of making or maintaining of any SOFR Rate Loan or CORRA Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Bank of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Bank hereunder (whether of principal, interest or otherwise) in respect of any SOFR Rate Loan, CORRA Rate Loan or Letter of Credit in an amount deemed by the Bank to be material, then, within 30 days after the Borrowers’ receipt of the certificate contemplated by Section 9(c), the Borrowers will pay to the Bank such additional amount or amounts as will compensate the Bank for such additional costs incurred or reduction suffered (including any Taxes).

(b)   If the Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on the Bank’s capital or on the capital of the Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by the Bank, or the Letters of Credit issued by the Bank, to a level below that which the Bank’s or the Bank’s holding company could have achieved but for such Change in Law (including any Change in Law due to Taxes) (taking into consideration the Bank’s policies and the policies of the Bank’s holding company with respect to capital adequacy), then within 30 days of receipt by the Borrowers of the certificate contemplated by Section 9(c), the Borrowers will pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank’s holding company for any such reduction suffered.

(c)   A certificate of the Bank setting forth the amount or amounts necessary to compensate the Bank or its holding company, as applicable, as specified in Sections 9(a) and 9(b) and setting forth in reasonable detail the manner in which such amount or amounts was determined and certifying that the Bank is generally charging such amounts to similarly situated borrowers shall be delivered to the Borrowers and shall be conclusive absent manifest error.

(d)   Failure or delay on the part of the Bank to demand compensation pursuant to this Section 9 shall not constitute a waiver of the Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate the Bank pursuant to this Section 9 for any increased costs or reductions incurred more than 180 days prior to the date that the Bank notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of the Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

10.  Miscellaneous.

10.1.    Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Agreement) and will be effective upon receipt. Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Notices may be sent to a party’s address as set forth below or to such other address as any party may give to the other for such purpose in accordance with this section.

If to the Borrowers:

c/o Safariland, LLC
13386 International Parkway
Jacksonville, Florida 32218
Attention:	Blaine Browers
Email: Blaine.Browers@safariland.com
Telephone/Telecopy: (904) 741-1742
Chad Appleby
Email: Chad.Appleby@safariland.com
Telephone/Telecopy: (904) 807-4975

With a copy to:

Kane Kessler, P.C.
600 Third Avenue, 35th Floor
New York, NY 10016-1901
Attention:	Robert L. Lawrence
Email: rlawrence@kanekessler.com
Telephone: (212) 519-5103
Telecopy: (212) 245-3009

If to the Bank:

Drew Murfin
PNC Bank, National Association
5011 Gate Parkway, Building 200, Suite 300
Jacksonville, FL 32256
Attention:	Drew Murfin
	Telephone	904-377-6784
	Email:	andrew.murfin@pnc.com

10.2.    Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

10.3.    Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

10.4.    Changes in Writing. No modification, amendment or waiver of, or consent to any departure by any Borrower from, any provision of this Agreement will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower will entitle such Borrower to any other or further notice or demand in the same, similar or other circumstance.

10.5.    Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

10.6.    Counterparts. This Agreement and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement or any other Loan Document by facsimile transmission or electronic mail shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission or electronic mail.

10.7.    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of each Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that no Borrower may assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank may assign this Agreement in whole or in part in accordance with the terms of Section 10.10.

10.8.     Interpretation. In this Agreement, unless the Bank and the Borrowers otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one Borrower, the obligations of such persons or entities will be joint and several.

10.9.    No Consequential Damages, Etc.. The Bank will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any person or entity, including any Borrower and the Guarantor, as a result of this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan.

10.10.  Assignments and Participations. Upon the occurrence of an Event of Default, without any notice to any Borrower, the Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Bank’s interest in the Loan to another bank licensed to operate in Canada. Each Borrower hereby authorizes the Bank to provide, without any notice to any Borrower, any information concerning any Borrower, including information pertaining to any Borrower’s financial condition, business operations or general creditworthiness, to any assignee of or participant in or any prospective assignee of or participant in all or any part of the Bank’s interest in the Loan; provided that the recipient thereof agrees to be bound by the provisions of Section 10.13 hereof in connection with such information.

10.11.  USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law or the Canadian equivalent thereof requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when any Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information or documentation that will allow the Bank to identify such Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

10.12.  Important Information about Phone Calls. By providing telephone number(s) to the Bank, now or at any later time, each Borrower hereby authorizes the Bank and its affiliates and designees to contact such Borrower regarding such Borrower’s account(s) with the Bank or its affiliates, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or by leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. Each Borrower hereby consents that any phone call with the Bank may be monitored or recorded by the Bank.

10.13.  Confidentiality. In connection with the Obligations, this Agreement and the other Loan Documents, the Bank and the Borrowers will be providing to each other, whether orally, in writing or in electronic format, nonpublic, confidential or proprietary information (collectively, “Confidential Information”). Each Borrower and the Bank agrees (i) to hold the Confidential Information of the other in confidence; and (ii) not to disclose or permit any other person or entity access to the Confidential Information of the other party, except for disclosure or access (a) to a party’s affiliates and its or their employees, officers, directors, agents, representatives, (b) to other third parties that provide or may provide ancillary support relating to the Obligations, this Agreement and/or the other Loan Documents, (c) in connection with the exercise of any remedies or enforcement of rights under this Agreement or any action or proceeding relating to the Obligations, this Agreement and/or the other Loan Documents, (d) to its external or internal auditors or regulatory authorities, or (e) upon the order of a court or other governmental agency having jurisdiction over a party. It is understood and agreed that the obligation to protect such Confidential Information shall be satisfied if the party receiving such Confidential Information utilizes the same control (but no less than reasonable) as it does to avoid disclosure of its own confidential and valuable information. It is also understood and agreed that no information shall be within the protection of this Agreement where such information: (w) is or becomes publicly available through no fault of the party to whom such Confidential Information has been disclosed, (x) is released by the originating party to anyone without restriction, (y) is rightly obtained from third parties who are not, to such receiving party’s knowledge, under an obligation of confidentiality, or (z) is required to be disclosed by subpoena or similar process of applicable law or regulations.

For the purposes of this Agreement, Confidential Information of a party shall include, without limitation, any financial information, scientific or technical information, design, process, procedure or improvement and all concepts, documentation, reports, data, data formats, specifications, computer software, source code, object code, user manuals, financial models, screen displays and formats, software, databases, inventions, knowhow, showhow and trade secrets, whether or not patentable or copyrightable, whether owned by a party or any third party, together with all memoranda, analyses, compilations, studies, notes, records, drawings, manuals or other documents or materials which contain or otherwise reflect any of the foregoing information.

Each Borrower and the Bank agrees to return to the other or destroy all Confidential Information of the other upon the termination of this Agreement; provided, however, each party may retain such limited information for customary archival and audit purposes only for reference with respect to prior dealings between the parties subject at all times to the continuing terms of this Section 10.13.

Each Borrower and the Bank agrees not to use the other’s name or logo in any marketing, advertising or related materials, without the prior written consent of the other party.

10.14.  Sharing Information with Affiliates of the Bank. Each Borrower acknowledges that from time to time other financial and banking services may be offered or provided to such Borrower or one or more of its subsidiaries and/or affiliates (in connection with this Agreement or otherwise) by the Bank or by one or more subsidiaries or affiliates of the Bank or of The PNC Financial Services Group, Inc., and each Borrower hereby authorizes the Bank to share any information delivered to the Bank by any Borrower and/or its subsidiaries and/or affiliates pursuant to this Agreement or any of the Loan Documents to any subsidiary or affiliate of the Bank and/or The PNC Financial Services Group, Inc., subject to any provisions of confidentiality in this Agreement or any other Loan Documents.

10.15.  Electronic Signatures and Records. Notwithstanding any other provision herein, each Borrower agrees that this Agreement, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

10.16.  Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Agreement will be interpreted and the rights and liabilities of the Bank and each Borrower determined in accordance with the laws of the state of New York, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in effect in the state of New York (or, to the extent controlling, the laws of the United States Of America, including without limitation the Electronic Signatures in Global and National Commerce Act). Each Borrower hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against any Borrower individually, against any security or against any property of any Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and each Borrower agree that the venues provided above are the most convenient forums for both the Bank and each Borrower. Each Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

10.17.  WAIVER OF JURY TRIAL. EACH BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

10.18   Amendment and Restatement. This Amended and Restated Loan Agreement amends and restates the Existing Loan Agreement. This Amended and Restated Loan Agreement renews and continues the Existing Loan Agreement without any novation, discharge or satisfaction of the underlying indebtedness thereunder or any collateral security therefor, all of which indebtedness and collateral security remain outstanding under the Existing Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Each Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

BORROWERS:	MED-ENG HOLDINGS ULC

	By:	/s/ Chad Appleby	(SEAL)
	Name:	Chad Appleby
	Title:	Vice President, Tax, Treasurer and Secretary

PACIFIC SAFETY PRODUCTS INC.

	By:	/s/ Chad Appleby	(SEAL)
	Name:	Chad Appleby
	Title:	Vice President, Tax and Treasurer

ICOR TECHNOLOGY INC

	By:	/s/ Chad Appleby	(SEAL)
	Name:	Chad Appleby
	Title:	Treasurer and Secretary

TYR TACTICAL CANADA ULC

	By:	/s/ Chad Appleby	(SEAL)
	Name:	Chad Appleby
	Title:	Vice President, Tax and Treasurer

AMENDED AND RESTATED LOAN AGREEMENT

MED-ENG HOLDINGS ULC

PACIFIC SAFETY PRODUCTS INC.

ICOR TECHNOLOGY INC

TYR TACTICAL CANADA ULC

BANK:	PNC BANK CANADA BRANCH

	By:	/s/ Caroline Stade
	Name:	Caroline Stade
	Title:	Senior Vice President

LOAN AGREEMENT

MED-ENG HOLDINGS ULC

PACIFIC SAFETY PRODUCTS INC.

ICOR TECHNOLOGY INC

TYR TACTICAL CANADA ULC

ADDENDUM

ADDENDUM to that certain Loan Agreement dated July 23, 2026 among MED-ENG HOLDINGS ULC, an unlimited liability company organized under the laws of British Columbia (“Med-Eng”) with an address at 2400 St. Laurent Boulevard, Ottawa, Ontario, K1G 6C4, Canada, PACIFIC SAFETY PRODUCTS INC., a corporation organized under the laws of Canada (“Pacific Safety”) with an address at 124 4th Avenue, Arnprior, Ontario, K7S 0A9, Canada,, ICOR TECHNOLOGY INC, a corporation organized under the laws of Ontario (“ICOR”) with an address at 935 Ages Drive, Ottawa, Ontario, K1G 6L3, Canada, and TYR TACTICAL CANADA ULC, an unlimited company organized under the laws of Nova Scotia (“TYR”); and along with Med-Eng, Pacific Safety and ICOR, each a “Borrower” and collectively, the “Borrowers”), with an address at 8-10 Hearst Way, Units 10B, 10C, 10E, Kanata, Ontario K2L 2P4 , Canada, and PNC Bank Canada Branch, as the Bank. Capitalized terms used in this Addendum and not otherwise defined shall have the meanings given them in the Agreement. Section numbers below refer to the sections of the Agreement.

3.5          Title to Assets. The Liens listed below (collectively, “Permitted Liens”):

(a)       Liens for taxes, assessments, or similar charges, incurred in the Ordinary Course of Business and which are not yet due and payable;

(b)      pledges or deposits made in the Ordinary Course of Business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(c)       (i) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the Ordinary Course of Business that (A) are not yet due and payable or (B) are being Properly Contested and (ii) Liens of landlords securing obligations to pay lease payments that (A) are not yet due and payable or in default or (B) are being Properly Contested;

(d)      good-faith pledges or deposits made in the Ordinary Course of Business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money or as security for Hedge Liabilities (as defined in the Guarantor Credit Agreement) or margining related to commodities hedges) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the Ordinary Course of Business;

(e)       encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(f)       Liens granted pursuant to the Security Documents;

(g)      any Lien existing on the date of this Agreement and set forth on Schedule 3.5 hereto and any replacements, modifications, renewals or extensions thereof; provided that the principal amount secured thereby is not hereafter increased, no additional assets become subject to such Lien and the direct or any contingent obligations with respect thereto is not changed and any renewal or extension of the obligations secured thereby is permitted by the Guarantor Credit Agreement;

(h)       purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures indebtedness permitted by Section 5.1(iii), (ii) such Lien attaches to such asset concurrently or within ninety (90) days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(i)        statutory Liens (other than Liens for taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the property or materially impair operation of the business of any Borrower;

(j)        Liens incurred or deposits made with respect to any Borrower in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to borrowed money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to the Bank’s Liens;

(k)       Liens securing judgment for the payment of money (or appeal or other surety bond, relating to such judgment) against any Borrower, or any property of a Borrower, as long as such judgment does not constitute an Event of Default;

(l)        normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(m)      licenses, sublicenses, leases or subleases of intellectual property granted by a Borrower;

(n)      Liens securing indebtedness owing by Foreign Subsidiaries permitted pursuant to the Guarantor Credit Agreement so long as (i) any guarantee of such indebtedness is permitted pursuant to the Guarantor Credit Agreement and (ii) such indebtedness is not secured by the Collateral (as defined in the Guarantor Credit Agreement);

(o)      Liens exclusively on the unearned premiums relating to debt incurred in the Ordinary Course of Business in connection with the financing of insurance premiums; provided, that the amount of debt secured by such Liens shall not exceed $10,000,000 in any twelve-month period;

(p)      possessory Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(q)      Liens in favor of any Subsidiary of the Guarantor;

(r)       Liens solely on any cash earnest money deposits made by any Borrower in connection with any letter of intent or purchase agreement with respect to any transaction permitted hereunder;

(s)      other Liens which do not secure indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $1,000,000;

(t)       Leases, subleases or licenses of properties owned, leased or licensed by a Borrower, in each case, entered into in the ordinary course of business so long as such leases, subleases and licenses are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of such Borrower, or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(u)       Liens arising from UCC or PPSA financing statements filings relating to leases or consignment of goods entered into by a Borrower in the Ordinary Course of Business and not prohibited by this Agreement; and

(v)       in the case of any non-wholly owned subsidiary of a Borrower, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement so long as such Equity Interests do not constitute Disqualified Equity Interests.

For purposes of determining compliance with Section 5.2, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrowers, in their sole discretion, may classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this definition and Section 5.2; provided that all Liens securing the Obligations shall at all times be justified in reliance only on the exception in clause (f) of this definition.

As used herein, the following terms have the following meanings:

“Capital Lease Obligations” of any Borrower shall mean all obligations of such Borrower to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Borrower, and the amount of such obligations shall be the capitalized amount thereof.

“Disqualified Equity Interests” means any Equity Interest in a Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (whether described as a “put option” or otherwise), in whole or in part, on or prior to the date that is ninety-one (91) days after the Expiration Date (excluding any provisions requiring redemption upon a “change of control” or asset sale; provided that any such “change of control” or asset sale shall be subject to the prior repayment in full of the Loan and other Obligations that are accrued and payable and the termination of the Line of Credit), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, or (c) is entitled to receive a mandatory dividend or distribution (other than for taxes attributable to the operations of the business) on or prior to the date that is ninety-one (91) days after the Expiration Date

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Ordinary Course of Business” means the ordinary course of business of any Borrower, consistent with past practices and undertaken in good faith.

“Payment Item” means each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any collateral under this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity.

“Properly Contested” means with respect to any obligation of a Borrower, (a) the obligation is subject to a bona fide dispute regarding amount or such Borrower’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established; and (d) non-payment could not reasonably be expected to materially adversely affect the business, assets, operations, condition (financial or otherwise) or results of operation of such Borrower.

3.6          Litigation. Describe pending and threatened litigation, investigations, proceedings, etc. below:

See Schedule 3.6 hereto.

3.9	Environmental Matters. Describe pending or threatened litigation or proceeding arising under, relating to or in connection with any Environmental Law below:

None.

5.2	Permitted Liens and Encumbrances.

Permitted Liens (as defined in Section 3.5 of this Addendum).